Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL CORPORATION REPORTS

RESULTS FOR THE SECOND QUARTER OF 2010

—Reports Earnings Per Diluted Share of 32 Cents—

SANTA ANA, Calif., Aug. 3, 2010 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance and settlement services for real estate transactions, today announced financial results for the second quarter ended June 30, 2010.

Selected Financial Information

($ in millions, except share data)

	For the Three Months Ended June 30
	2010	2009
Total revenues	$969.9	$1,025.1
Income before taxes	57.0	64.5
Net income	$33.8	$28.6
Earnings per diluted share	0.32	0.27

Total revenues for the second quarter of 2010 were $969.9 million, a decrease of 5 percent relative to the second quarter of 2009. Net income was $33.8 million, or 32 cents per diluted share, compared with $28.6 million, or 27 cents per diluted share, in the second quarter of 2009. The current quarter results include net realized investment gains of $3.2 million, or 2 cents per diluted share, compared with net realized investment losses of $23.2 million, or 13 cents per diluted share, in the second quarter of 2009.

Current Quarter Highlights

•	Commenced operations as an independent public company with the completion of the spin-off on June 1, 2010

•	Title Insurance and Services segment pretax margin of 6.9 percent

•	Commercial title revenue of $61.5 million, up 17 percent relative to the prior year

•	Specialty Insurance segment pretax margin of 15.0 percent, the highest in three years

•	Debt-to-total-capital ratio of 14.1 percent as of June 30, 2010

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First American Financial Reports Results for the Second Quarter of 2010

“I am pleased with the progress we are making in the face of difficult market conditions,” said Dennis J. Gilmore, chief executive officer of First American Financial Corporation. “The completion of the spin-off transaction on June 1, 2010, was a substantial accomplishment for First American and its shareholders. We’ve come out of the spin-off solidly profitable, with a strong balance sheet and well positioned to continue to execute on our strategy of improving the efficiency of our business while pursuing selective, profitable growth opportunities.

“Our Title Insurance and Services segment delivered a pretax margin of 6.9 percent, despite a 30 percent decline in closed orders compared with the second quarter of 2009. Average revenue per order increased 20 percent relative to the second quarter of last year as the order mix shifted to higher premium resale transactions. However, as the second quarter progressed and record-low mortgage rates emerged, new title orders for refinance transactions began to increase. This trend accelerated in July, with open orders per day up approximately 8 percent over June. Also in the second quarter, the commercial business performed well as the level of transactions picked up across a broad range of markets. Commercial revenues were $61.5 million on closed orders that were up 17 percent from the prior year.

“Our Specialty Insurance segment revenues were $70.7 million in the second quarter and pretax margins were strong at 15 percent. Both our home warranty and property and casualty lines posted good results with favorable loss experience in the quarter.”

Gilmore continued: “We expect real estate and mortgage markets to continue to be volatile, but they seem to be gradually improving. More specific to the title business, today’s low mortgage rates have improved the residential refinance market and the commercial pipeline appears to be building as the third quarter progresses.”

Title Insurance and Services

($ in millions, except orders)

	For the Three Months Ended June 30
	2010	2009
Total revenues	$903.0	$961.9
Income before taxes	$62.0	$76.0
Pretax margin	6.9%	7.9%
Direct open orders	410,000	566,300
Direct closed orders	309,000	438,100
Commercial*
Total revenue	$61.5	$52.3
Open orders	16,158	14,401
Closed orders	8,380	7,058

*Includes commercial activity from the National Commercial Services division only

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First American Financial Reports Results for the Second Quarter of 2010

During the second quarter of 2010, total revenues from the Title Insurance and Services segment were $903.0 million, a 6 percent decline from the same quarter of 2009. The lower revenues were driven by a 30 percent decline in the number of title orders closed and were partly offset by higher average revenue per order and an increase in our agency title premiums written. Average revenue per direct title order was $1,565, an increase of 20 percent relative to the second quarter of 2009 primarily due to the increase in the mix of higher premium resale transactions.

Salary and other personnel costs and other operating expenses were $469.0 million in the second quarter, down $48.1 million, or 9 percent, compared with the second quarter of 2009. These lower expenses were primarily due to a decline in title production costs from lower order counts, salary and other employee expense reductions, and other cost initiatives.

The loss provision in the current quarter was 5.8 percent of title premiums, escrow and other related fees, compared with 6.5 percent in the second quarter of 2009. The current rate reflects an expected claims rate of 4.8 percent for policy year 2010 and a net increase in the loss reserve estimates for policy years prior to 2010.

Pretax income for the Title Insurance and Services segment was $62.0 million in the second quarter of 2010, compared with $76.0 million in the second quarter of 2009, or a decline of 18 percent. Pretax margin was 6.9 percent in the second quarter, compared with 7.9 percent in the second quarter of 2009. The current quarter includes net realized investment gains that improved the pretax margin by 40 basis points, while the second quarter of 2009 includes net realized investment losses that reduced the pretax margin by 150 basis points.

Specialty Insurance

($ in millions)

	For the Three Months Ended June 30
	2010	2009
Revenues	$70.7	$64.4
Income before taxes	$10.6	$2.0
Pretax margin	15.0%	3.1%

Total revenues for the Specialty Insurance segment were $70.7 million in the second quarter of 2010, up 10 percent compared with the second quarter of 2009. The improvement in revenues was largely driven by investment impairment of approximately $6.3 million in the second quarter of 2009, while expenses were lower due to favorable loss experience. Pretax margin was 15.0 percent, up from 3.1 percent in the second quarter of 2009, and up from 14.0 percent in the first quarter of 2010.

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First American Financial Reports Results for the Second Quarter of 2010

Teleconference/Webcast

First American’s second quarter results will be discussed in more detail on Tuesday, Aug. 3, 2010, at 11 a.m. ET, via teleconference. The toll-free dial-in number is (800) 779-9311. Callers from outside the United States may dial (212) 519-0823. The pass code for the event is FIRST AMERICAN.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Aug. 10, 2010, by dialing (203) 369-0678. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance and settlement services to the real estate and mortgage industries, that traces its heritage back to 1889. First American and its affiliated companies also provide title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; and banking, trust and investment advisory services. With revenues of $4 billion in 2009, the company offers its products and services directly and through its agents and partners in all 50 states and in more than 60 countries. More information about the company can be found at www.firstam.com.

Forward-Looking Statements

Certain statements made in this press release and the related management commentary and responses to investor questions, including but not limited to those related to volatility and improvement in the real estate and mortgage markets; the commercial title insurance pipeline; the expected claims rate in 2010 and the loss reserve estimates for prior policy years; the company’s execution of its strategic plan; monetization of the company’s investment in CoreLogic, Inc.; recovery in the commercial title insurance market; the company’s approach to capital management; the outlook for the third quarter; improved efficiency and pursuit of growth opportunities following the spin-off; the effect on the company’s financial results of a lower loss provision rate; projected dividends and cash payments at the holding company; continued movement of capital to the holding company; the combination of First American Title Insurance Company of New York into the company’s primary underwriter and the effect thereof; increases in the company’s investment returns in the second half of the year and a continued shift in the investment mix; expected statutory capital at the company’s title insurance underwriters at the end of the quarter; and potential share repurchases, are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; the inability to realize the benefits of the spin-off transaction as a result of the landscape of the real estate and mortgage credit markets, market conditions, increased borrowing costs, competition between the company and CoreLogic, Inc., unfavorable reactions from employees, the inability of the company to pay the anticipated level of dividends, the triggering of rights and obligations by the transaction or any litigation

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First American Financial Reports Results for the Second Quarter of 2010

arising out of or related to the separation; increases in the size of the company’s customers; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; losses in the company’s investment portfolio; expenses of and funding obligations to the pension plan; weakness in the commercial real estate market and increases in the amount or severity of commercial real estate transaction claims; regulation of title insurance rates; and other factors described in the company’s information statement attached as Exhibit 99.1 to the company’s current report on Form 8-K dated May 26, 2010, as updated in part I, Item 1A of the company’s quarterly report on form 10-Q for the quarter ended March 31, 2010, each as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Media Contact: Carrie Gaska Corporate Communications First American Financial Corporation (714) 250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation (714) 250-5214

(Additional Financial Data Follows)

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First American Financial Reports Results for the Second Quarter of 2010

First American Financial Corporation

Summary of Financial Results and Selected Information

(in thousands, except per share amounts and title orders)

(unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2010	2009	2010	2009
Total revenues	$969,924	$1,025,085	$1,878,349	$1,913,459

Income before income taxes	$56,995	$64,535	$81,535	$74,679
Income taxes	22,855	31,143	33,666	33,919

Net income	34,140	33,392	47,869	40,760
Less: Net income attributable to noncontrolling interests	307	4,800	267	7,267

Net income attributable to the company	$33,833	$28,592	$47,602	$33,493

Net income attributable to stockholders:
Basic	$0.33	$0.27	$0.46	$0.32
Diluted	$0.32	$0.27	$0.45	$0.32

Cash dividends per share	$0.06	n/a	$0.06	n/a

Weighted average common shares outstanding:
Basic	104,014	104,006	104,010	104,006
Diluted	106,128	104,006	106,124	104,006

Selected Title Information
Title orders opened	410,000	566,300	799,100	1,129,300

Title orders closed	309,000	438,100	595,500	807,300

Paid title claims	$81,019	$78,173	$150,666	$148,908

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First American Financial Reports Results for the Second Quarter of 2010

First American Financial Corporation

Selected Balance Sheet Information

(in thousands)

(unaudited)

	June 30, 2010	December 31, 2009
Cash and cash equivalents	$578,978	$583,028
Investment portfolio	2,483,283	2,476,613
Goodwill and other intangibles assets	872,054	879,878
Total assets	5,486,238	5,530,281
Reserve for claim losses	1,158,410	1,227,757
Notes payable	308,224	119,313
Allocated portion of The First American Corporation (“TFAC”) debt	—	140,000
Total stockholders’ equity/TFAC’s invested equity	1,866,459	2,019,800

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First American Financial Reports Results for the Second Quarter of 2010

First American Financial Corporation

Segment Information

(in thousands)

(unaudited)

For the Three Months Ended June 30, 2010	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct operating revenues	$578,237	$510,180	$68,057	$—
Agent operating revenues	366,003	366,003	—	—
Investment and other income	22,520	23,205	3,037	(3,722)
Net realized gains and losses	3,164	3,566	(408)	6

	969,924	902,954	70,686	(3,716)

Expenses
Salaries and other personnel costs	300,783	285,591	13,444	1,748
Premiums retained by agents	294,069	294,069	—	—
Other operating expenses	202,289	183,373	10,362	8,554
Provision for title losses and other claims	83,004	49,276	33,728	—
Depreciation and amortization	19,685	17,834	1,437	414
Premium taxes	9,258	8,149	1,109	—
Interest	3,841	2,644	5	1,192

	912,929	840,936	60,085	11,908

Income before income taxes	$56,995	$62,018	$10,601	$(15,624)

For the Three Months Ended June 30, 2009	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct operating revenues	$663,789	$596,439	$67,350	$—
Agent operating revenues	351,048	351,048	—	—
Investment and other income	33,483	29,917	3,348	218
Net realized gains and losses	(23,235)	(15,524)	(6,296)	(1,415)

	1,025,085	961,880	64,402	(1,197)

Expenses
Salaries and other personnel costs	313,111	293,725	14,213	5,173
Premiums retained by agents	278,604	278,604	—	—
Other operating expenses	238,222	223,354	10,288	4,580
Provision for title losses and other claims	96,004	60,020	35,984	—
Depreciation and amortization	19,985	18,404	865	716
Premium taxes	8,650	7,593	1,057	—
Interest	5,974	4,190	10	1,774

	960,550	885,890	62,417	12,243

Income before income taxes	$64,535	$75,990	$1,985	$(13,440)

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First American Financial Reports Results for the Second Quarter of 2010

First American Financial Corporation

Segment Information

(in thousands)

(unaudited)

For the Six Months Ended June 30, 2010	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct operating revenues	$1,080,076	$946,583	$133,493	$—
Agent operating revenues	742,050	742,050
Investment and other income	50,811	47,294	6,181	(2,664)
Net realized gains and losses	5,412	6,254	(414)	(428)

	1,878,349	1,742,181	139,260	(3,092)

Expenses
Salaries and other personnel costs	584,344	547,191	26,825	10,328
Premiums retained by agents	596,577	596,577	—	—
Other operating expenses	397,717	362,885	21,706	13,126
Provision for title losses and other claims	153,986	88,649	65,337	—
Depreciation and amortization	39,505	35,309	3,135	1,061
Premium taxes	18,522	16,448	2,074	—
Interest	6,163	4,503	11	1,649

	1,796,814	1,651,562	119,088	26,164

Income before income taxes	$81,535	$90,619	$20,172	$(29,256)

For the Six Months Ended June 30, 2009	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct operating revenues	$1,216,300	$1,081,858	$134,442	$—
Agent operating revenues	649,366	649,366	—
Investment and other income	69,605	61,348	6,875	1,382
Net realized gains and losses	(21,812)	(14,046)	(6,699)	(1,067)

	1,913,459	1,778,526	134,618	315

Expenses
Salaries and other personnel costs	610,436	572,055	27,973	10,408
Premiums retained by agents	518,163	518,163	—	—
Other operating expenses	461,831	431,489	22,326	8,016
Provision for title losses and other claims	179,060	109,482	69,578	—
Depreciation and amortization	40,795	37,546	1,820	1,429
Premium taxes	16,416	14,273	2,143	—
Interest	12,079	8,869	10	3,200

	1,838,780	1,691,877	123,850	23,053

Income before income taxes	$74,679	$86,649	$10,768	$(22,738)

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